                                                                EXHIBIT 10(i)


              AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


         Amendment ("Amendment") to Agreement and Plan of Reorganization entered into as of November 8, 1995 by and among Sector Associates, Ltd., a Delaware corporation ("Acquiror"), Viragen (Scotland) Limited, a Scottish private limited company ("Acquiree") and Viragen, Inc., a Delaware corporation ("Stockholder").

                              W I T N E S S E T H:

         WHEREAS, Acquiror, Acquiree and Stockholder entered into an Agreement and Plan of Reorganization, dated September 20, 1995, as modified by that letter of agreement dated October 2, 1995 ("Agreement and Plan of Reorganization");

         WHEREAS, Acquiror, Acquiree and Stockholder deem it to be in their respective best interests to amend the Agreement and Plan of Reorganization in order to complete arrangements for the closing of the transaction identified within the Agreement and Plan of Reorganization; and

         WHEREAS, upon the terms and conditions set forth herein, Acquiror, Acquiree and Stockholder have agreed to the following amendments to the Agreement and Plan of Reorganization.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1. Closing Date. The Closing Date of the Agreement and Plan of Reorganization shall occur five (5) days following the filing by Acquiror of its Annual Report on Form 10-KSB for the year ended June 30, 1995 and its Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1995; provided, however, that the Closing Date shall occur no later than 30 days from the date hereof unless the parties mutually agree otherwise. The parties agree that the extension of the Closing Date to accommodate the filing of the aforementioned periodic reports are not intended to extend the period for the undertaking of due diligence by Acquiree and Stockholder, and that such period for completion of due diligence shall expire as of the date hereof, notwithstanding Section 9.5 of the Agreement and Plan of Reorganization. Acquiror represents and warrants that it is unaware of any material changes to be included in the aforementioned periodic reports to be filed not otherwise previously disclosed in the periodic reports filed by Acquiror or information delivered in writing to Acquiree and Stockholder pursuant to the Agreement and Plan of Reorganization.

         2.      Interim Loan.   Pending the closing contemplated by Paragraph
1 above, Acquiror agrees to make an interim loan to Acquiree of $500,000 pursuant to a Secured Promissory Note attached hereto as Exhibit A and Pledge and Escrow Agreement attached hereto as Exhibit B. In the event the aforementioned closing under the Agreement and Plan of Reorganization is not undertaken as provided in Paragraph 1 above, the Secured Promissory Note shall be due and payable on May 8, 1996. At such time as the contemplated closing takes place, the Secured Promissory Note shall be deemed satisfied, and the principal amount thereof and related interest shall be contributed to and shall become part of the capital of the Acquiror to be on hand net of liabilities as referred to in Section 8.4 of the Agreement and Plan of Reorganization.

         3. Additional Contribution. Not later than 30 days from the date hereof, there shall be contributed to the capital of Acquiror the sum of $300,000 through a private placement to be undertaken on behalf of Acquiror of the equivalent of 1,790,490 shares of common stock of Acquiror.

         4. Determination of Net Worth. For purposes of determining cash assets on hand net of liabilities of $800,000 as provided in Section 8.4 of the Agreement and Plan of Reorganization and consisting of the sum of $500,000 to be delivered simultaneously





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

with the execution hereof as provided in Paragraph 2 above and the additional $300,000 to be delivered as provided in Paragraph 3 above, such $800,000 of assets on hand shall be net of those liabilities (existing, accrued or contingent) as of the Closing Date, as well as those expenses associated with
(i) completing a private placement required to raise the balance of the $800,000 and (ii) the preparation and filing of the Form 10-KSB for the fiscal year ended June 30, 1995 and the Form 10-QSB for the quarterly period ended September 30, 1995. It is understood, however, that information concerning the Acquiree and the Stockholder provided to the Acquiror to be included in such periodic reports shall be prepared at the costs of the Acquiree, and the costs associated with filing of the Form 8-K Current Report subsequent to the closing and reflecting (i) the completion of the acquisition of Acquiree and (ii) the anticipated change in accountants will be borne by the Acquiree.

         5. Capitalization. Upon the 30th day immediately following the Closing Date and the issuance of the additional shares of Common Stock as provided in Paragraph 3 above, Acquiror shall have an outstanding capitalization that consists of no more than approximately 5,037,617 shares of its common stock, inclusive of the shares issued in order to comply with
Section 8.4 and exclusive
of the shares issued to the Stockholder on the Closing Date and any shares issued other than in connection with Paragraph 8.4 of the Agreement and Plan of Reorganization. The parties hereto do adopt the terms of correspondence dated October 2, 1995 as though the same were set forth within this Amendment.

         6. Composition of Board of Directors Immediately following the Closing Date. On or prior to the Closing Date, all members except one member of the present board of directors of Acquiror shall have tendered their resignation in favor of a new member of the board of directors, with such remaining member being a designee of the Stockholder. The new board of directors shall remain in effect until the earlier of 30 days following the Closing Date or the date of delivery of the balance of the funds necessary to satisfy the requirements of Section 8.4 of the Agreement and Plan of Reorganization.

         7. Conversion of Acquiror Shares. The Acquiror Shares will permit the Stockholder to convert into 78,400,000 shares of common stock of the Acquiror, each share of Class B Convertible Preferred Stock to be convertible into 39.2 shares of common stock of the Acquiror such that the Stockholder shall hold no less than 94% of the capital stock and interest of the Acquiror.

         8. Investment Banking Arrangements. Pursuant to an Investment Banking Agreement, FAC Enterprises, Inc. shall receive from the Stockholder 71,429 shares of the Acquiror Shares ("FAC Shares") upon delivery of the balance of the funds necessary to satisfy the requirements of Section 8.4. Until that time, the FAC Shares shall remain held by the Stockholder as collateral for performance of delivery of the balance of the funds required pursuant to Section 8.4 and this Amendment. In the event requirements of
Section 8.4 are not satisfied within 30 days of the Closing Date, the right to the FAC Shares by FAC Enterprises, Inc. shall be forfeited. Furthermore, to the extent that the outstanding capitalization of Acquiror exceeds 5,037,617 Shares of common stock, exclusive of the shares held by Stockholder and those shares not issued in connection with completing the funding requirements of Section 1 of this Amendment, at the end of the 30 days immediately following the Closing Date, such excess amount shall be deducted from the FAC Shares in its common stock equivalent (39.2 shares of common stock equal to one share of Class B Convertible Preferred Stock.) The previous Investment Banking Agreement between Stockholder and Rozel International Holdings Limited ("Rozel") has been terminated and a release therefrom shall be provided by Rozel on or prior to the Closing Date.

         9. Supersedes. Each of Acquiror, Acquiree and Stockholder agree that this Amendment shall be read in conjunction with the Agreement and Plan of Reorganization and all the terms and provisions contained herein, shall supersede those terms and provisions of the Agreement and Plan of Reorganization which are not currently stated or are contrary to those terms and provisions of the Agreement and Plan of Reorganization.

         10. Full Force and Effect. This Amendment only affects those terms and provisions of the Agreement and Plan of Reorganization that are not currently stated or are contrary to this Amendment, and the balance of the Agreement and Plan of Reorganization shall remain in full force and effect.

         11. Binding Agreement. This Amendment shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns. The parties hereto shall not assign their respective rights nor delegate their respective obligations hereunder to any other party without the prior written consent of all other parties hereto.

         12. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. Facsimile Signature. This Amendment may be executed and accepted by facsimile signature and such signature shall be in the same force and effect as an original signature.

         14. Governing Law. This Amendment shall be governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, intending to be legally bound hereby the parties hereto have caused this Amendment to be executed by their duly authorized officers on the date first appearing above.

Attest:                                    SECTOR ASSOCIATES, LTD.


__________________________                 By: _________________________



Attest:                                    VIRAGEN (SCOTLAND) LIMITED


__________________________                 By: _________________________



Attest:                                    VIRAGEN, INC.


__________________________                 By: _________________________



                                           AGREED AND ACKNOWLEDGED:

Attest:                                    FAC ENTERPRISES, INC.


__________________________                 By: _________________________

                                                                       EXHIBIT A

                            SECURED PROMISSORY NOTE

November 8, 1995                                                     $500,000.00

         FOR VALUE RECEIVED, the undersigned, VIRAGEN (SCOTLAND) LIMITED ("Maker"), a Scottish private limited company, hereby promises to pay to the order of SECTOR ASSOCIATES, LTD. ("Payee"), a Delaware corporation, the principal sum of Five Hundred Thousand Dollar ($500,000.00) with interest on the unpaid principal amount at the rate of 4% per annum and on any overdue payment of principal or interest at the rate of 1% per month (12% per annum), and with the principal balance and all accrued interest being due and payable on May 7, 1996, all as hereinafter provided. This Note shall be subject to the terms and conditions of an Agreement and Plan of Reorganization dated as of September 20, 1995, as Amended, between Maker, Payee and Viragen, Inc. (the "Agreement and Plan of Reorganization"), particularly as it relates to the satisfaction of this Note upon the Closing of the Agreement and Plan or Reorganization.

         1.      Payments of Interest and Principal.

                 (a) Interest. Maker shall pay interest to Payee on the unpaid outstanding principal balance owed to Payee hereunder at the rate of four percent (4%) per annum to be paid at the time of payment of the principal as herein provided.

                 (b) Principal. Maker shall have no duty or obligation to pay any portion of the outstanding principal owed hereunder, except as hereinafter provided, until May 7, 1996. On May 7, 1996, all accrued interest and outstanding principal shall be due and payable, and shall be paid, to Payee.

                 (c) Payments. All payments made hereunder shall be applied as made first to the payment of interest then due, and the balance of said payment shall be applied to the payment of the principal sum.

         2. Place of Payment. So long as Payee shall hold this Note, all payments of principal and interest shall be made at the address of Maker as specified herein upon presentment of this Note.

         3. Prepayment. From and after the date hereof, Maker shall have the option to prepay any portion or all of the remaining principal balance of this Note without penalty or premium. All optional prepayments of principal made pursuant to this Note shall be accompanied by the payment of all accrued interest on such principal through the date of payment.

         4.      Security Interest.

                 (a) Security Interest. As collateral security for the payment of this Note, Maker hereby pledges, transfers, assigns, sets over and grants to Payee a first priority security interest in the Collateral (as hereinafter defined) wherever located.

                 (b) Continuation of Security Interest. The security interest granted in this Agreement shall continue in full force and effect until the payment in full of this Note.

                 (c) Collateral. The term "Collateral" shall inventory, shares of capital stock and refer to 3.77 shares of Common Stock of Maker, including all replacements, modifications, alterations, additions, substitutions and replacements therefore and all proceeds and products of the foregoing now owned or hereafter acquired by Maker. The Collateral shall be provided as security pursuant to a Pledge and Escrow Agreement entered into simultaneously herewith.

                 (d) Further Assurance. Maker shall take such steps and execute and deliver such financing statements and other documents relating to the creation, validity or perfection of the security interests provided for herein.

                 (e) Representations and Warranties. Maker hereby represents and warrants that Maker has due authorization to issue the Collateral free and clear of any and all liens, encumbrances or other security interests whatsoever.

                 (f) Covenants of Maker. Until payment in full of the Note, Maker hereby covenants and agrees as follows:

                          (i) Observe Covenants, etc. Maker shall observe, perform and comply with the covenants, terms and conditions of this Note.

                          (ii) Payment of Proceeds. After the occurrence of an "Event of Default," as hereinafter defined, and for so long as such default is continuing, Maker shall forthwith upon receipt of any proceeds of Collateral, pay such proceeds over for the benefit of Payee, and such proceeds shall thereupon be used to the full extent necessary to satisfy Maker's obligations to Payee.

                          (iii) Other Liens. Maker shall not incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on any of the Collateral.

                 (g) Default. The occurrence of any of the following shall constitute an event of default ("Event of Default"):

                          (i) Failure to Pay. Maker fails to pay, when due, any of the obligations provided for in this Note at their due date or under any other note or obligations of Maker to the Payee.

                          (ii) Denominated Events. The occurrence of any event expressly denominated as an Event of Default in this Note.

                          (iii) Failure to Perform. Maker fails to perform or observe any material covenant, term or condition of this Note, or any other note or obligation issued or owing in respect to Payee and to be performed or observed by Maker, and such failure continues unremedied for a period of ten (10) days after written or facsimile notice from Payee to Maker of such failure.

                          (iv) Petition By or Against Maker. There is filed by or against Maker any petition or complaint with respect to its own financial condition under any state or federal bankruptcy law or any amendment thereto (including without limitation a petition or reorganization, arrangement or extension of debts) or under any other similar or insolvency laws providing for the relief of debtors; or

                          (v) Appointment of Receiver. A receiver, trustee, conservator or liquidator is appointed for Maker, or for all or a substantial part of its assets; or Maker shall be adjudicated bankrupt or in need of any relief provided to debtors by any court.

                 (h)      Remedies.

                          (i) Acceleration, Proceed Against Collateral. Upon the occurrence of an Event of Default and for so long as such default is continuing:

                                  (1) The total amount of (i) of this Note and all other sums owing to Payee which are (A) then due and unpaid or (B) thereafter to become due and payable; and (ii) interest on the foregoing sums, at the rate of one percent (1%) per month from said occurrence until paid in full (the "Default Amount") shall, at the option of Payee, become immediately due and payable without notice or demand;

                                  (2) The proceeds of the Collateral shall be applied. First, to the payment of all reasonable fees and expenses incurred by Payee as a result of such Event of Default, including without limitation any legal fees and expenses incurred in connection therewith; Second to pay the Default Amount to the extent not previously paid by Maker; and Third to pay any excess remaining thereafter to Maker;

                                  (3)      In lieu of any such sale, Payee may
                 retain the Collateral in full satisfaction of Maker's obligations under this Note; and

                                  (4)      Payee may exercise any of the other
                 remedies provided under applicable laws.

                          (ii) Cumulative Remedies; Waivers. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Payee at law or in equity. No express or implied waiver by Payee of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Payee in exercising any rights granted it hereunder under any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Payee shall not exhaust the same or constitute a waiver of any other right provided herein.

                          (iii) Costs and Expenses. Maker shall be liable for all costs, charges and expenses incurred by Payee by reason of the occurrence of any Event of Default or the exercise of Payee's remedies with respect thereto.

                          (iv) No Marshalling. Payee shall be under no obligation to proceed against any or all of the collateral before proceeding directly against Maker. Payee shall be under no obligation whatsoever to proceed first against any of the collateral before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the collateral stands as equal security for all obligations described above, and that Payee shall have the right to proceed against any or all of the collateral in any order, or simultaneously, as in its sole discretion it shall determine. It is further understood and agreed that Payee shall have the right, as it, in its sole discretion, shall determine, to retain, sell or dispose of any or all of the Collateral in any order or simultaneously.

                          (v) Other Remedies. The remedies granted to Payee herein upon an Event of Default are not restrictive of any and all other rights and remedies of Payee provided for by this Agreement, any of the relevant documents and applicable law.

         5. Contribution to Capital Upon Closing of Agreement and Plan of Reorganization.

                 Upon closing of the Agreement and Plan of Reorganization, the principal amount of this Note together with related interest shall be deemed contributed to the capital of Sector Associates, Ltd., the payee of this Note, and this Note shall be deemed satisfied at that time.

         6.      Miscellaneous

                 (a) Waivers. No waiver of any term or condition of this Note shall be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of Payee to exercise any power hereunder, or it insists upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Payee to demand exact compliance with such terms.

                 (b) Invalid Terms. In the event any provision contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                 (c) Successors. This Note shall be binding upon Maker, its legal representatives, successors and assigns, and insure to the benefit of Payee, its legal representatives, successors and assigns.

                 (d) Controlling Law. This Note shall be read, construed and governed in all respects in accordance with the laws of the State of Delaware.

                 (e) Amendments. This Note may be amended only by an instrument in writing executed by the party against which enforcement of the amendment is sought.

                 (f) Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be sufficiently given if addressed to the Maker at 2343 W. 76th Street, Hialeah, Florida 33016, and to the Payee at 401 City Avenue, Suite 725, Bala Cynwyd, Pennsylvania 19004, posted in the U.S. Mail by certified or registered mail, return receipt requested or by overnight mail, including appropriate receipts. Any party may change said address by giving the other party hereto notice of such change of address. Notice given as hereinabove prescribed shall be deemed given on the date of its deposit in the U.S. Mail or with the overnight delivery service.




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


                 (g) Headings. All section and subsection headings herein, wherever they appear, are for convenience only and shall not affect the construction of any terms herein.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer and its seal affixed hereto, as of the day and year first above written.


                                            VIRAGEN (SCOTLAND) LIMITED


                                            By:      ----------------------
                                                     Managing Director

ATTEST:


---------------------------
Secretary



                                    GUARANTY

         In consideration of the acceptance by Payee of the above Note and for other good and valuable consideration, the undersigned hereby unconditionally guarantees to Payee the payment of the Note together with all reasonable attorneys' fees, costs and expenses of collection incurred by Payee. The guarantee of payment of such interest on the Note shall not exceed the maximum amount prescribed by law. The undersigned guarantor consents that at any time, and without notice to the undersigned, payment of any sums due on the Note may be extended, or the Note may be renewed, in whole or in part, without affecting the liability of the undersigned. The undersigned hereby waives notice of acceptance, presentment, demand for payment, protest or notice of dishonor or non-payment of the Note.

                                        VIRAGEN, INC.


                                        By:
                                           --------------------
                                           President





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

                                                                  EXHIBIT B

                          PLEDGE AND ESCROW AGREEMENT

         THIS PLEDGE AND ESCROW AGREEMENT made and entered into as of this 8th day of November, 1995, by and between VIRAGEN (SCOTLAND), LIMITED ("Viragen (Scotland)"), VIRAGEN, INC. ("Viragen") (Viragen (Scotland) and Viragen being collectively referred to as "Pledgor"), SECTOR ASSOCIATES, LTD. (referred to as "Pledgee"), and ATLAS, PEARLMAN, TROP & BORKSON, P.A. (hereinafter referred to as "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Viragen (Scotland) has heretofore executed a Promissory Note (the "Note") in favor of Pledgee and Viragen has guaranteed the Note, a copy of which is attached hereto as Exhibit "A;"

         WHEREAS, to secure the payment of said Note, Pledgor has agreed to grant to Pledgee a security interest in 3.77 shares of the Common Stock of the Pledgor (the "Pledged Shares");

         WHEREAS, the Pledgor and the Pledgee have requested the Escrow Agent to act as escrow agent for the Pledged Shares in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter set forth, the parties mutually agree as follows:

         1. SECURITY INTEREST. Pledgor hereby grants to Pledgee a first lien security interest, superior to all other liens and encumbrances, in and to the Pledged Shares. Copies of Stock Powers representing such Pledged Shares, endorsed in blank, and copies of the Certificates representing such Pledged Shares, are attached as Exhibit "B." The Pledged Shares and Stock Powers shall be held by Escrow Agent as collateral for the indebtedness owed by the Company to Pledgee pursuant to the Note.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Pledgor hereby represents, warrants and covenants that, except for the security interest granted hereunder, the Pledged Shares are free and clear of all liens, charges, encumbrances and security interest of every kind and nature, and that Pledgor will make no assignment, pledge, mortgage, hypothecation or transfer of the Pledged Shares; that Pledgor has good right and legal authority to pledge the Pledged Shares in the manner hereby done or contemplated and will defend Pledgor's title to such Pledged Shares against the claim of all person whomsoever; that the pledge of the Pledged Shares is effective to vest in Pledgee the rights of the Pledgee in such Pledged Shares set forth herein; and that the Pledged Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

         3. ADJUSTMENTS. In the event that, during the term of this Agreement, any stock dividend shall be declared on or with respect to any of the Pledged Shares, or there is a reclassification, readjustment, merger, consolidation, stock split or any other change is made in the capital structure of the Pledgor, all new, substituted and additional shares or other securities issued by reason of such a change shall be delivered and held by Escrow Agent under the terms of this Agreement in the same manner as the Pledged Shares.

         4. ESCROW. Pledgor shall deposit with Escrow Agent the Pledged Shares, along with the aforesaid Stock Powers (all of which items shall hereinafter be referred to as the "Pledged Documents," including all stock assignments), to be held in escrow for future delivery as follows:

                 (a) Escrow Agent shall deliver the Pledged Documents to Pledgee within ten (10) days after receiving an affidavit signed by Pledgee stating that:

                          (i) Pledgor is in default under the Note and all periods of time within which to cure such default have expired;

                          (ii) Pledgee is accelerating the entire unpaid balance due under the Note; and

                          (iii)            Pledgee demands delivery of the
                 Pledged Documents.

                 Pledgee shall simultaneously furnish Pledgor with a copy of said affidavit. Upon such delivery of the Pledged Documents, Escrow Agent's duties hereunder shall terminate.

                 (b) In the event Escrow Agent has not delivered the Pledged Documents pursuant to subparagraph (a) above, then Escrow Agent shall deliver the Pledged Documents to Pledgor within ten (10) days after receipt of the original of the Note marked "satisfied in full," accompanied by instructions from Pledgee indicating that said Note has been satisfied in full and the Pledged Documents shall be delivered to Pledgor at the address specified therein. Upon such delivery of the Pledged Documents, Escrow Agent's duties hereunder shall terminate. Pledgee agrees to deliver the Note to Pledgor marked "satisfied in full," immediately upon satisfaction thereof.

         5. DISPUTE. It is specifically understood and agreed that should any dispute arise between the parties hereto concerning this Agreement or its construction, or for any other reason, the Escrow Agent in its sole discretion, shall have the right to deposit the Pledged Documents held by it pursuant to this Escrow Agreement and Escrow Agent, with the Clerk of the Circuit Court of Broward County, Florida, and notify all parties concerned, and whereupon, all liability hereunder on the part of the Escrow Agent shall fully cease except to the extent of accounting for the Pledged Documents and any other documents that may have been delivered to it.

         6. INTERPLEADER. In the event the Escrow Agent places the Pledged Documents that have actually been delivered to Escrow Agent in the registry of the Circuit Court in and for Broward County, Florida, and files an action of interpleader naming Pledgor and Pledgee, and other necessary parties, Escrow Agent shall be released and relieved from any and all further obligations and liabilities hereunder or in connection herewith. Pledgor and Pledgee hereby, jointly and severally, indemnify and hold Escrow Agent harmless from any damages or losses arising hereunder or in connection herewith, including, but not limited to, all costs and expenses incurred by Escrow Agent in connection with the filing of such action and reasonable attorneys' fees and costs for Escrow Agent's attorney(s) through and including all appeals.

         7. NATURE OF ESCROW AGENT'S DUTIES. It is agreed that the duties of Escrow Agent are only such as are herein specifically provided and are purely ministerial in nature. Hence, Escrow Agent shall not be held liable for any matter or thing except for Escrow Agent's gross negligence or willful misconduct. Pledgor and Pledgee shall at all times hereafter, jointly and severally, indemnify Escrow Agent and hold Escrow Agent harmless from any claim asserted against it and from any damages, costs, expenses, liability and/or losses sustained by Escrow Agent (except for Escrow Agent's gross negligence or willful misconduct), including, but not limited to, reasonable attorneys' fees and costs for Escrow Agent's attorneys(s) through and including all appeals and whether or not litigation is instituted. The obligations and duties of the Escrow Agent are confined to those specifically enumerated in this Agreement. The Escrow Agent shall not be subject to nor be under any obligation to ascertain or construe the terms and conditions of any obligation to ascertain or construe the terms and conditions of any instrument whether or not now or hereafter deposited with or delivered to the Escrow Agent be obliged to inquire as to the form, execution and sufficiency or validity or any instruments, or to inquire as to the identity, authority or rights of any person executing or delivering the same.

         8. RETENTION OF LEGAL COUNSEL. It is agreed that Escrow Agent shall have full discretion as to whom it may retain as legal counsel to protect its interests (including retaining itself as a law firm) and same shall not affect or in any way prejudice or limit Escrow Agent's entitlement to reasonable attorneys' fees for the services of such attorneys as set forth in this Escrow Agreement.

         9. VENUE. It is recognized that this Escrow Agreement shall be deemed to have been entered into by the parties hereto in Broward County, Florida, and that the property which is the subject of this Escrow Agreement is located in Broward County, Florida. Therefore, it is agreed that venue with respect to any matter arising herefrom shall only lie in Broward County, Florida, except to the extent, and only to the extent, that this provision with respect to venue is deemed in contravention of any applicable law.

         10. AMBIGUITY; CONFLICTING INSTRUCTIONS. In the event the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any of the parties hereto or from third persons with respect to the Pledged Documents held hereunder, which in its sole opinion, care in conflict with any provision of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all the parties hereto and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction.

         11. NOTICES. Notices and deliveries under this Agreement shall be given or made by certified mail, return receipt requested, as follows:

                 PLEDGOR:

                 VIRAGEN (SCOTLAND), LIMITED
                 VIRAGEN, INC.
                 2343 W. 76th Street
                 Hialeah, FL  33016

                 PLEDGEE:

                 SECTOR ASSOCIATES LTD.
                 401 City Avenue, Suite 725
                 Bala Cynwyd, PA  19004

                 ESCROW AGENT:

                 ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                 200 E. Las Olas Boulevard, Suite 1900
                 Ft. Lauderdale, FL  33301

or such other address as any of the above-mentioned parties shall have designated in writing to the other parties.

         12. TERMINATION. All parties agree that the services of the Escrow Agent may be terminated by the Escrow Agent or by the joinder of both Pledgee and Pledgor upon ten (10) days written notice to the other. In the event of such termination, the Pledgee and Pledgor shall mutually agree to a Successor Escrow Agent. Failing such mutual agreement, application shall be made to the appropriate court of Broward County, Florida, for the appointment of a Successor Escrow Agent. Upon such appointment, ATLAS, PEARLMAN, TROP & BORKSON, P.A. shall deliver all escrow documents to such successor for continuation of the escrow in accordance with the terms of this Agreement.

         13.     MISCELLANEOUS.

                 (a) Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their successors and assigns.

                 (b) Modification. The Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by the parties hereto. In no event, however, shall any modification of this Agreement, which shall affect the rights or duties of the Escrow Agent, be binding upon Escrow Agent unless it shall have given its prior written consent.

                 (c) Attorneys' Fees. In the event Pledgor or Pledgee shall seek to enforce this Agreement, whether or not through litigation, the prevailing party shall be entitled to receive reasonable attorneys' fees and all costs incurred in connection with such enforcement, including fees and costs of appeal.

                 (d) Further Cooperation. From and after the date of this Agreement, each of the parties hereto agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement.

                 (e) Waiver. No indulgences extended by any party hereto or any other party shall be construed as a waiver of any breach on the part of such other party, nor shall any waiver of one breach be construed as a wavier of any rights or remedies with respect to any subsequent breach.

                 (f) Construction. It is the intention of the parties that the laws of the State of Florida shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties. The parties agree and acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting parties shall not be employed in the interpretation of this Agreement or any amendment or exhibits thereto.

                 (g) Truth of Recitals. The recitals and statements contained on page 1 of this Agreement are true and correct and are hereby incorporated into this Agreement.

                 (h) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties on the subject matter hereof and supersedes all prior agreements and understandings relating thereto.

                 (i) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

                 (j) Headings. The headings used in this Agreement are used for reference purposes only and are not to be deemed controlling with respect to the contents thereof.

                 (k) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original.

                 (l) Incorporation by Reference. The Exhibits referred to in this Agreement are hereby incorporated into this Agreement by reference.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                           PLEDGOR:

                           VIRAGEN (SCOTLAND), LIMITED


                           By:
                               --------------------------------

                           VIRAGEN, INC.


                           By:
                               --------------------------------


                           PLEDGEE:

                           SECTOR ASSOCIATES, LTD.


                           By:
                               --------------------------------

                           ESCROW AGENT:

                           ATLAS, PEARLMAN, TROP & BORKSON, P.A.


                           By:
                               --------------------------------




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